Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use of our report dated March 8, 2007, with respect to the financial statements of Place Portfolio Lessee, LLC as of and for the year ended December 31, 2006 in this Annual Report on Form 10-K and the incorporation by reference in Registration Statement No. 333-136147 on Form S-3, Registration Statement No. 333-136148 on Form S-3 and Registration Statement No. 333-136145 on Form S-8 of Education Realty Trust, Inc. for the year ended December 31, 2006.
/s/ Windham Brannon, P.C.
Atlanta, Georgia
March 12, 2007